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                                                                    Exhibit 99.3

                            CERTIFICATE OF AMENDMENT

                                       to

                          CERTIFICATE OF INCORPORATION

                                       of

                      BROWN & SHARPE MANUFACTURING COMPANY

     Brown & Sharpe Manufacturing Company (the "Corporation"), a corporation organized an existing under and by virtue of the General Corporation Law of the State of Delaware, HEREBY CERTIFIES:

     1. That Article FIRST of the Company's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

         "FIRST:  The name of this corporation is BNS Co."

     2. That the first paragraph of Article FOURTH of the Company's Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

         "FOURTH:    The aggregate number of shares of capital stock which this
         Corporation shall have authority to issue is 33,000,000 shares of which 30,000,000 shares shall be Class A Common Stock, $0.01 par value per share, 2,000,000 shares shall be Class B Common Stock, $0.01 par value per share, and 1,000,000 shares shall be Preferred Stock, $1.00 par value per share. The Class A Common Stock and the Class B Common Stock are sometimes hereinafter referred to together as the "Common Stock"."

     The Board of Directors of the Corporation at a Special Meeting held on January 30, 2001 unanimously adopted resolutions setting forth the foregoing amendments, declaring their advisability and directing that the amendments be submitted to and considered for approval by the stockholders of the Corporation.

     The Stockholders of the Corporation at a Special Meeting held on April 27, 2001, authorized and approved the adoption of the foregoing amendments to the Corporation's Certificate of Incorporation.

     The foregoing amendments were and have been duly adopted in accordance with the provisions of Section 242 of General Corporation Law of the State of Delaware and this Certificate of Amendment shall be effective on the date of its filing with the Secretary of State of the State of Delaware.
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     IN WITNESS THEREOF, Brown & Sharpe Manufacturing Company has caused this certificate to be signed by Andrew C. Genor, its Chief Financial Officer, and attested to by James W. Hayes, III, its Secretary, this 27/th/ day of April, 2001.


[Seal]


ATTEST:                         BROWN & SHARPE
                                MANUFACTURING COMPANY


By: /s/ James W. Hayes, III     By: /s/ Andrew C. Genor
   ------------------------        -------------------------
   James W. Hayes, III             Andrew C. Genor

Its: Secretary                  Its: Chief Financial Officer

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